THE COMMERCE GROUP, INC.
211 MAIN STREET ~ WEBSTER ~ MASSACHUSETTS 01570





                                                       April 18, 1997


To Our Stockholders:

	I am pleased to invite you to attend the 1997 Special Meeting in Lieu of the Annual Meeting of Stockholders of The Commerce Group, Inc., which will be held at 9:00 a.m. on Friday, May 30, 1997, in the Company's Underwriting Building, 11 Gore Road (Route 16), Webster, Massachusetts.

	The accompanying Notice of the Special Meeting in Lieu of the Annual Meeting of Stockholders and Proxy Statement set forth the business to come before this year's Special Meeting.

	If you plan to attend the meeting, please bring a form of personal identification with you and, if you are acting as proxy for another, please bring written confirmation from the record owner that you are acting as proxy.

	Whether or not you expect to attend the meeting, please sign and date the enclosed form of proxy and return it promptly in the accompanying envelope to ensure that your shares will be represented.
If you attend the meeting, you may withdraw any proxy previously given and vote your shares in person.



                                        Cordially,



                                        ARTHUR J. REMILLARD, JR.
                                        President and
                                        Chief Executive Officer

The Commerce Group, Inc.
211 Main Street
Webster, MA 01570
(508) 943-9000








NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 30, 1997



April 18, 1997

To Our Stockholders:

	You are cordially invited to attend the 1997 Special Meeting in Lieu of the Annual Meeting of Stockholders of The Commerce Group, Inc. (the "Company") at the Company's Underwriting Building, 11 Gore Road (Route 16), Webster, Massachusetts at 9:00 a.m. on Friday, May 30, 1997. The meeting is called for the purpose of considering and acting upon:

     1.  The election of directors.

     2. The transaction of such other business as may properly come before the meet-
         ing or any adjournment or adjournments thereof.

	The close of business on April 4, 1997 was fixed by your Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

	We urge you to attend and to participate at the meeting, no matter how many shares you own. Even if you do not expect to attend the meeting personally, we urge you to please vote, and then sign, date and return the enclosed proxy card in the postpaid envelope provided. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please sign and return each proxy card so that all of your shares will be represented at the meeting.


                                  By Order of the Board of Directors






                                  JOHN W. SPILLANE
                                  Clerk

Table of Contents


Page
GENERAL INFORMATION..............................................  1

VOTE REQUIRED....................................................  1

COST OF SOLICITATION.............................................  2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
  AND MANAGEMENT.................................................  2

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES
  EXCHANGE ACT OF 1934...........................................  4

GOVERNANCE OF THE COMPANY........................................  4

ELECTION OF DIRECTORS............................................  5

EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS....................  8

	Summary Compensation Table..................................  8
	SAR Grants in Last Fiscal Year..............................  9
	Aggregated Fiscal Year-End SAR Values....................... 10
	Long-Term Incentive Plan - Book Value Awards................ 11

COMPENSATION COMMITTEE REPORT.................................... 12

COMMON STOCK PERFORMANCE......................................... 14

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................... 15

COMPENSATION COMMITTEE INTERLOCKS AND
  INSIDER PARTICIPATION.......................................... 15

OTHER BUSINESS................................................... 15

STOCKHOLDER PROPOSALS............................................ 15

THE COMMERCE GROUP, INC.
				  211 Main Street
				 Webster, MA 01570
(508) 943-9000


PROXY STATEMENT
FOR SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 30, 1997


GENERAL INFORMATION

	This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of The Commerce Group, Inc. (the "Company"). The Proxies will be used at the Special Meeting in Lieu of the Annual Meeting of the Stockholders of the Company on Friday, May 30, 1997 at 9:00 o'clock a.m. at the Company's 11 Gore Road (Route 16) Complex, in the Underwriting Building in Webster, Massachusetts and at any adjournment or adjournments thereof (the "Special Meeting"). The Company's Annual Report to Stockholders, containing the financial statements for the year ended December 31, 1996 and the report of Coopers & Lybrand, L.L.P. thereon, is being mailed with this Proxy Statement to the Company's stockholders of record at the close of business on April 4, 1997. Representatives of Coopers & Lybrand, L.L.P. are expected to be present at the Special Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The Company mailed this Proxy Statement and related form of Proxy on or about April 18, 1997.

VOTE REQUIRED

	A Proxy is enclosed. Unless contrary instructions are indicated on the Proxy, or the Proxy is revoked, all shares represented by Proxy received will be voted FOR the election of the nominees for directors named on pages 5 and 6 by the Proxy holders in their discretion on any other business proper to come before the Special Meeting. If a stockholder specifies a different choice by means of the Proxy, the shares will be voted as specified. A stockholder may revoke a Proxy at any time prior to the time it is voted by filing with the Clerk of the Company, or its transfer agent, a written notice of revocation or by delivering to the Company, or its transfer agent, a duly executed Proxy bearing a later date. Any stockholder who attends the Special Meeting in person will not be deemed thereby to revoke the Proxy, unless such stockholder affirmatively indicates thereat his or her intention to vote the shares in person.

	So long as a quorum is present at the Special Meeting, the Directors shall be elected by a plurality of the votes cast at the Special Meeting by the holders of shares entitled to vote thereat. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will have no effect on the outcome of the election of directors.

	Only the holders of record of shares of Common Stock at the close of business on April 4, 1997 will be entitled to receive notice of and to vote at the Special Meeting. At the close of business on April 4, 1997, the Company had 36,042,652 shares of Common Stock outstanding and entitled to be voted. Every stockholder will be entitled to one vote for each share of Common Stock recorded in his or her name on the books of the Company as of that date.

COST OF SOLICITATION

	The cost of soliciting Proxies for the Special Meeting will be borne by the Company. Proxies may be solicited by directors, officers or employees of the Company without additional compensation in person or by telephone or telegram. The Company will use the services of Corporate Investor Communications, Inc. to aid in the solicitation of Proxies at a fee of $3,350 plus expenses. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain Proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	The following table sets forth certain information as of March 1, 1997 with respect to the beneficial ownership of shares of the Company's Common Stock by the following individuals: (a) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of such stock; (b) the Company's directors and nominees; (c) each of the executive officers named in the Summary Compensation Table; and,
(d) all of the Company's directors and executive officers as a group.
The information in the tables and in the related notes has been furnished by or on behalf of the indicated owners.

        Name and address                  Amount of shares
Percentage
      of beneficial owner               beneficially owned(1)   of
shares
(a)	Security ownership of
	certain beneficial owners:

	 The Commerce Group, Inc.		   3,622,322		10.1%
	 Employee Stock Ownership Plan
	 211 Main Street
	 Webster, MA 01570

(b)	Security ownership of directors and
	nominees:

	 Herman F. Becker				     505,838		 1.4%
	 Joseph A. Borski, Jr.			      68,752		  *
	 Eric G. Butler				     177,424		  *
	 Henry J. Camosse				     252,306		  *
	 Gerald Fels				     676,107  (2)		 1.9%
	 David R. Grenon				     343,252		 1.0%
	 Robert W. Harris				     116,097		  *
	 Robert S. Howland			      86,334		  *
	 John J. Kunkel				   1,182,636		 3.3%
	 Raymond J. Lauring			   1,033,191		 2.9%
	 Roger E. Lavoie				     417,875		 1.2%
	 Normand R. Marois			     254,175		  *
	 Suryakant M. Patel			     601,282		 1.7%
	 Arthur J. Remillard, Jr.		   1,271,091     		 3.5%
	 Arthur J. Remillard, III		     864,810  (3)		 2.4%
	 Regan P. Remillard			     522,360  (4)		 1.4%
	 Antranig Sahagian			     561,586		 1.6%
	 Gurbachan Singh				     564,292		 1.6%
	 John W. Spillane				     772,900  (5)		 2.1%






2



(c)	Security ownership of named
	executive officers:

	 Arthur J. Remillard, Jr.		   1,271,091  		 3.5%
	 Gerald Fels				     676,107  (2)		 1.9%
	 Arthur J. Remillard, III		     864,810  (3)		 2.4%
	 David H. Cochrane			       8,979  (6)		  *
	 Joyce B. Virostek			     164,261  (7)		  *

(d)	All executive officers and		  10,518,281  (8)		29.2%
	directors as a group
	(23 persons)

  *	Less than 1%.

 (1)	The indicated shares are those as to which the beneficial owner has sole voting and
	investment power except as follows. As to the shares held by the Company's Employee
	Stock Ownership Plan ("ESOP") and allocated to participants'
accounts, the
	beneficial owner has no investment power and shared voting power in that, if he does
	not exercise his power to vote his ESOP shares, the ESOP trustees will vote said
	shares at the direction of the committee administering the ESOP
(the "ESOP
	Committee").  All Company Stock allocated to participants'
accounts can only be
	voted by said participants. All other stock not yet allocated to participants will
	be voted by the ESOP Committee.  One of the provisions of the ESOP allows
	participants, who are 100% vested, to diversify up to 75% of the sum of the stock in
	their account, plus all prior year diversification withdrawals, directly into an IRA
	or other retirement account eligible to accept direct rollovers.
Of the persons
	named in the table, only Joseph A. Borski, Jr. and Gerald Fels are members of the
	ESOP Committee. The indicated shares not held by the ESOP also include shares owned
	beneficially by spouses, parents, children and relatives who share the same home,
	trusts in which the named individual serves as a trustee and corporations of which
	the named individual is an executive officer or principal
shareholder; the named
	individuals disclaim any beneficial interest in shares so
included.
 (2)	Includes 81,795 shares held by the ESOP.
 (3)	Includes 115,448 shares held by the ESOP, 89,347 shares held by a trust of which Mr.
	Remillard, III is the trustee and 18,172 shares held by two trusts of which Mr.
	Remillard, III is a co-trustee.  Mr. Remillard, III disclaims any beneficial
	interest in such trusts or such shares.
 (4)	Includes 3,712 shares held by the ESOP.
 (5)	Includes 1,212 shares held by trusts for the benefit of Mr.
Spillane's children and
	5,000 shares held by his son who is trustee of a trust. Mr. Spillane disclaims any
	beneficial interest in such trusts or such shares.
 (6)	Includes 8,979 shares held by the ESOP.
 (7)	Includes 43,843 shares held by the ESOP.
 (8)	Includes 294,427 shares held by the ESOP.

COMPLIANCE WITH SECTION 16(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities, if any, of the Company. Executive officers, directors and greater than ten percent beneficial owners are required to furnish the Company with copies of all Section 16(a) forms they file.

	To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except one report was filed late by Herman Becker, a director of the Company, and one report was filed late by John Kunkel, a director of the Company.

GOVERNANCE OF THE COMPANY

	Proxies are solicited for the 1997 Special Meeting to give all holders of Common Stock a chance to vote for the persons who are to be their representatives in the governance of the Company.

	The Company's directors are elected annually by the stockholders and hold office for a term of one year or until their successors, if any, are elected and duly qualified.

	The Board of Directors (the "Board") held four meetings during 1996, and the attendance of directors as a group was 96.1%. The Board has a standing Audit Committee which held four meetings during 1996, a standing ESOP Committee which held twelve meetings during 1996, a standing Compensation Committee which held one meeting in 1996 and a standing Nominating Committee which held one meeting during 1996. The Audit Committee reviews the adequacy of the Company's system of internal controls, including the activities of the Internal Audit Department.
The Audit Committee also reviews the activities of, and meets periodically with, the Company's independent accountants, Coopers & Lybrand, L.L.P. The Compensation Committee reviews the salary recommendations and performance evaluations prepared by management for all officers and makes recommendations to the Board for the salaries of the five highest paid executive officers. This Committee also makes recommendations to the Board regarding incentive compensation programs for officers and directors and administers the Management Incentive Plan. The ESOP Committee administers the ESOP. The Nominating Committee reviews the qualifications of prospective directors and provides recommendations to the Board for the nomination of directors. The Nominating Committee considers stockholder proposals for directors which should be sent to the attention of the Assistant to the President at the Company's principal office. All of the incumbent directors attended 75% or more of the aggregate of their respective Board and Committee Meetings.

	Directors, including those who are employees of the Company, receive $1,500 for each meeting of the Board of Directors of the Company attended. Directors, who are not employees of the Company, are paid $500 for each committee meeting of the Board of Directors of the Company attended. Directors, who are not employees of the Company and serve as a director of Commerce Holdings, Inc. ("CHI"), a subsidiary of the Company, or CHI's subsidiaries, The Commerce Insurance Company ("Commerce") and Citation Insurance Company ("Citation"), are paid $1,500 for each meeting of the Board of Directors of CHI and its subsidiaries, which he attends. Directors, who are non-employee members of the ESOP Committee, receive $20,000 annually in lieu of per-meeting fees. Certain directors also serve as directors of Bay Finance Company, Inc. and Clark-Prout Insurance Agency, Inc. All directors of the Company, including those who are employees of the Company, receive an annual stipend of $25,000. In addition, all directors of CHI, who are not directors of the Company, receive an annual stipend of $20,000.

	Directors also receive an annual Book Value Award ("BVA"), which entitles the recipient to receive a cash payment for each BVA based upon the increase in the book value of a share of Common Stock in excess of a specified minimum target. In 1996, each director received a number of BVAs approximately equal to 20% of the compensation paid to him as a director of the Company during 1995. Each 1996 BVA entitles the director to receive a cash payment equal to the book value of a share of Common Stock on December 31, 1998, less the base price of such BVA. The base price for the 1996 BVAs ($19.37) is the book value of a share of Common Stock on December 31, 1995 ($14.96) increased at the rate of 9% per annum compounded annually through December 31, 1998. The book value of a share of Common Stock is increased for all cash dividends and the fair market value of all distributions of property made by the Company which the director would have been entitled to receive had he owned, from the date of the BVA grant until the expiration date, that number of shares of Common Stock equal to the number of BVAs under such award. It is a condition to the receipt of any payment that may be due under a 1996 BVA to a director, that the recipient has been a director of the Company continuously through April 30, 1999, unless his term shall have been terminated because of death or for any reason approved by the Board of Directors of the Company. Payments under the BVAs are accelerated in the event of the sale of the Company. See "Executive Compensation and Other Transactions" and "Compensation Committee Report" for a description of BVAs granted to the Company's executive officers. ELECTION OF DIRECTORS

	It is the intention of the persons named as Proxies in the accompanying form of Proxy (unless otherwise indicated) to vote such Proxies (a) to fix the number of directors for the ensuing year at 19, and (b) to elect the persons named in the following table, all of whom are now members of the Board of Directors, to serve until the next scheduled annual meeting and until their successors are chosen and qualified. In the event, however, that any of the nominees for membership on the Board of Directors becomes unavailable (which is not now anticipated by the Company), the persons named as Proxies have discretionary authority to vote for a substitute or to reduce the number of directors to be determined and elected. The Board of Directors of the Company has no reason to believe that any of said persons will be unwilling or unable to serve if elected.


Director
          Name                       Position with the Company   Age
since
 Arthur J. Remillard, Jr.            President, Chief Executive  66
1972
                                     Officer, Director, Chairman
                                     of the Board

 Gerald Fels (2),(3)                 Executive Vice President,   54
1976
                                     Chief Financial Officer,
                                     Director

 Arthur J. Remillard, III (3)        Senior Vice President -     41
1983
                                     Policyholder Benefits,
                                     Assistant Clerk, Director

 John W. Spillane (1),(3)            Clerk, Director             64
1972

 Regan P. Remillard                  Senior Vice President -
						 General Counsel, Director   33
1993

 Herman F. Becker (3)                Director                    68
1972

 Joseph A. Borski, Jr. (1),(2),(4)   Director                    63
1972

 Eric G. Butler                      Director                    69
1988

 Henry J. Camosse                    Director                    66
1972

 David R. Grenon (4)                 Director                    57
1972

 Robert W. Harris                    Director                    65
1975

 Robert S. Howland                   Director                    77
1972
5



Director
          Name                       Position with the Company   Age
since

 John J. Kunkel                      Director                    85
1972

 Raymond J. Lauring (1)              Director                    71
1972

 Roger E. Lavoie                     Director                    71
1972

 Normand R. Marois                   Director                    61
1972

 Suryakant M. Patel (3),(4)          Director                    56
1983

 Antranig Sahagian                   Director                    72
1972

 Gurbachan Singh                     Director                    58
1991

(1)  Member of the Compensation Committee.
(2)  Member of the ESOP Committee.
(3)  Member of the Nominating Committee.
(4)  Member of the Audit Committee.

	Arthur J. Remillard, Jr. has been the President, Chief Executive Officer and Chairman of the Board of the Company since 1972 and has been in the insurance business for more than 30 years. Mr. Remillard, Jr. is also a member of the Governing Committee, Chairman of the Actuarial Committee, Vice Chairman of the Governing Committee Review Panel, and is a member of the Budget and Personnel Committees of the Commonwealth Automobile Reinsurers ("C.A.R.").

	Gerald Fels, a certified public accountant, was elected Executive Vice President of the Company in November, 1989. From 1981 to November, 1989, Mr. Fels had been Senior Vice President of the Company. Mr. Fels was the Treasurer of the Company from 1975 to 1995. Mr. Fels has also been Chief Financial Officer since 1975. Mr. Fels also serves on the C.A.R. Audit Committee.

	Arthur J. Remillard, III was elected Senior Vice President-Policyholder Benefits in 1988. From 1981 to 1988, Mr. Remillard, III had been Vice President-Mortgage Operations. In addition, Mr.
Remillard, III has also served on the Board of Governors of the Insurance Fraud Bureau of the Automobile Insurers Bureau of
Massachusetts ("A.I.B.")since 1991, the C.A.R. Claims Advisory Committee since 1990 and the A.I.B. Claims Committee since 1991.

	John W. Spillane has been counsel to the Company since its incorporation and a practicing attorney since 1957. He is also a director of Rovac Corporation, a seller of air conditioning equipment.

	Regan P. Remillard was elected President of Western Pioneer Insurance Company in 1996. Mr. Remillard was elected Senior Vice President - General Counsel of the Company in 1995. From 1994 to 1995, Mr. Remillard was a practicing attorney at Hutchins, Wheeler & Dittmar, a Massachusetts law firm specializing in corporate law and litigation. From 1989 to 1993, Mr. Remillard was Government Affairs Monitor of the Company. Mr. Remillard is a member of the Massachusetts Bar.

	Herman F. Becker has been the owner of Sterling Realty, a real estate agency, since 1962, as well as owner of ABCO Development Co. In addition, since 1971, Mr. Becker has been the principal stockholder, President and Treasurer of Huguenot Development Corp., a real estate development corporation.

	Joseph A. Borski, Jr. has been a self-employed certified public accountant since 1960.

	Eric G. Butler had been Vice President-Claims of Commerce and Citation since 1981 and the General Claims Manager of Commerce and Citation from 1981 until his retirement in 1992.
6

	Henry J. Camosse was the President of Henry Camosse & Sons Co., Inc., a building and masonry supplies company from 1964 until his retirement in 1992.

	David R. Grenon is an Assistant Clerk and Chairman of the Advisory Board of The Protector Group Insurance Agency, Inc., a property and casualty insurance agency located in Worcester, Massachusetts. Mr.
Grenon previously was the President of several property and casualty insurance agencies located in Massachusetts, including The Protector
Group Insurance Agency, Inc., of which he was President and Chief Executive Officer from 1981 to 1994. Mr. Grenon also is a director of Safety Fund Corporation, a holding company, and its subsidiary First Safety Fund National Bank.

	Robert W. Harris is retired. Prior to retirement, Mr. Harris was the Treasurer of H.C. Bartlett Insurance Agency, Inc. from 1958 until 1987.

	Robert S. Howland has been retired since 1985. Prior to retirement, Mr. Howland was the Clerk of H.C. Barlett Insurance Agency, Inc.

	John J. Kunkel is retired. Prior to retirement, Mr. Kunkel was President and Treasurer of Kunkel Buick & GMC Truck and Treasurer of Kunkel Bus Company.

	Raymond J. Lauring has been retired since 1983. Prior to retirement, Mr. Lauring was the President of Lauring Construction
Company.

	Roger E. Lavoie is retired. Prior to retirement, Mr. Lavoie was the President and Treasurer of Lavoie Toyota-Dodge, Inc. since 1980.

	Normand R. Marois is retired. Prior to retirement, Mr. Marois was Chairman of the Board of Marois Bros., Inc., a contracting firm, since 1984.

	Suryakant M. Patel has been a physician specializing in internal medicine since 1966.

	Antranig Sahagian has been retired since before 1982. Prior to retirement, Mr. Sahagian was the owner of A. Sahagian Service Center.

	Gurbachan Singh has been a physician engaged in the practice of general surgery for more than 25 years.

	The only family relationships among any of the executive officers or directors of the Company is that Arthur J. Remillard, III and Regan
P. Remillard are the sons of Arthur J. Remillard, Jr.

EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

	The following table contains a summary of the annual, long-term and other compensation for each of the fiscal years ended December 31, 1996, 1995 and 1994, of those persons who were, at December 31, 1996, the Chief Executive Officer and the other four most highly compensated executive officers of the Company.

Summary Compensation Table

                                                   Long-term
compensation
                                                     Awards    Payments
                                         Annual    Securities
     Name and                         compensation Underlying   LTIP
All other
 Principal position              Year   Salary        SARs
Payouts(1) Compensation(2)
 Arthur J. Remillard, Jr. 	   1996  $523,680     165,107    $791,267
$57,320
  President, Chief Executive     1995   494,000     211,397     800,548
52,320
  Officer and Chairman of	   1994   460,000     210,605     493,178
48,214
  the Board

 Gerald Fels			   1996   261,865      82,553     354,726
50,516
  Executive Vice President and   1995   247,000     105,699     354,057
45,516
  Chief Financial Officer        1994   230,000     104,063     215,793
45,316

 Arthur J. Remillard, III	   1996   140,605      26,591     185,335
48,955
  Senior Vice President-         1995   132,625      34,164     183,356
43,921
  Policyholder Benefits and      1994   123,925      34,287     111,808
43,550
  Assistant Clerk

 David H. Cochrane               1996   137,425      25,749     175,903
22,941
  Senior Vice President-         1995   128,425      33,088     175,115
22,905
  Underwriting                   1994   120,025      32,932      96,963
22,869

 Joyce B. Virostek               1996   126,925      16,003     168,681
23,632
  Senior Vice President-         1995   119,725      20,559     168,871
23,545
  Management Information         1994   111,865      20,908     103,542
23,465
  Services

______________________
(1)	Represents payments on rights tied to increases in the book value of a share of the
	Company's Common Stock. Payments made in 1996 represented payments made on rights
	tied to increases in book value which matured in 1996 (to the extent the
	compensation attributable to such rights exceeded advance payments made in 1995).
	The advance payments were approved by the Company's Board of Directors. See "Long-
	Term Incentive Plan - Book Value Awards" and "Compensation Committee Report" for a
	description of the book value awards.

(2)	The 1996 amounts under "All Other Compensation" consist of
directors fees of $26,000
	each to Arthur J. Remillard, Jr., Gerald Fels and Arthur J. Remillard, III; the cost
	of group-term life insurance (based on the Internal Revenue
Service Uniform Cost
	Table) provided by the Company in excess of $50,000 to Arthur J. Remillard, Jr. of
	$8,820, to Gerald Fels of $2,016, to Arthur J. Remillard, III of $455, to David H.
	Cochrane of $441 and to Joyce B. Virostek of $1,132; and contributions of $22,500
	made or accrued by the Company to the ESOP for each of the named executive officers.
	The aggregate amount of the Company's contribution to the ESOP is determined
	annually by the Company's Board of Directors. Benefits under the ESOP become
	partially vested when a participant has completed three years of service.

	The following table contains information concerning certain stock appreciation rights ("SARs") granted to the Chief Executive Officer and the other named executive officers during fiscal 1996:

SAR Grants in Last Fiscal Year (1)

			      Individual Grants
			   Number of	 % of Total
Potential Realizable Value at
			   Securities	SARs Granted
	    Assumed Annual Rates of
			   Underlying	to Employees
	    Stock Price Appreciation
			     SARs	 in Fiscal      Base        Expiration
for Terms of SAR
    Name		   Granted (2)	    Year      Price (3)        Date
	     5%(4)	     10%(4)
Arthur J. Remillard, Jr.   165,107       30.9%       $22.61     April
30, 1999	      $0	    $558,062

Gerald Fels                 82,553       15.5%        22.61     April
30, 1999	       0	     279,029

Arthur J. Remillard, III    26,591        5.0%        22.61     April
30, 1999	       0	      89,878

David H. Cochrane           25,749        4.8%        22.61     April
30, 1999	       0	      87,032

Joyce B. Virostek           16,003        3.0%        22.61     April
30, 1999	       0	      54,090

(1)	See "Compensation Committee Report" for additional information regarding the
	Company's current incentive compensation program, consisting of tandem SAR and BVA
	grants under the Company's Management Incentive Plan approved by the stockholders in
	1994 ("Management Incentive Plan").

(2)	During 1996, the Company granted SARs under the Management
Incentive Plan.  The SARs
	entitle the recipient to receive by April 30, 1999 a cash payment for each SAR equal
	to the average of the high and low price for a share of Common Stock for the three
	months ending March 31, 1999 (average market price), less the base price of each SAR
	on the date of grant. The average market price of a share of Common Stock is
	increased for all cash dividends and the fair market value of all distributions of
	property made by the Company which the recipient would have been entitled to receive
	had he or she owned shares of Common Stock equal to the number of SARs held by him
	or her from the date of grant until the date of maturity. It is a condition to the
	receipt of any payment that may be due under the SARs that the participant have been
	in the continuous employ of the Company through April 30, 1999, unless such
	employment shall have terminated due to the participant's death or for any reason
	approved by the Board of Directors of the Company. Payments under the SARs are
	accelerated in the event of the sale of the Company.

(3)	The base price ($22.61) is the average of the high and low price for a share of
	Common Stock for the three months ended March 31, 1996 ($19.53) increased at the
	rate of 5% per annum compounded annually through March 31, 1999.

(4)	The dollar amounts set forth under these columns are the result of calculations made
	at assumed 5% and 10% appreciation rates and are not intended to indicate actual or
	projected future price appreciation, if any, of the Company's Common Stock. Payment
	of dividends is not assumed in these figures.

	The following table shows certain information concerning the aggregate number of SARs held by the Chief Executive Officer and the other named executive officers as of December 31, 1996. No payments were made under any SARs during 1996, and no options were outstanding or exercised during 1996.

Aggregated Fiscal Year-End SAR Values (1)

						  Number of Securities		Value
of Unexercised In-
						 Underlying Unexercised	   the-Money
SARs at
						SARs at December 31, 1996
December 31, 1996(2)
		Name				Exercisable/Unexercisable
	Exercisable/Unexercisable
Arthur J. Remillard, Jr.                            0/587,109
	    $0/0

Gerald Fels                                         0/292,315
	     0/0

Arthur J. Remillard, III                             0/95,042
	     0/0

David H. Cochrane                                    0/91,769
	     0/0

Joyce B. Virostek                                    0/57,470
	     0/0



(1)	See "Compensation Committee Report" for additional information regarding the Company's current incentive compensation program, consisting of tandem SAR and BVA grants under the Company's
Management Incentive Plan. The base price of each outstanding SAR is $22.61 for the year ended December 31, 1996. This base price is the average of the high and low price of a share of Common
Stock for the three months ended March 31, 1996 ($19.53) increased at the rate of 5% per annum compounded annually through March 31, 1999. The base price of each of the other outstanding SARs is $20.50 and $20.73 for the years ended December 31, 1995 and 1994, respectively. The base price is the average of the high and low price for a share of Common Stock for the three months ended March
31, 1995 ($15.83) and 1994 ($16.01), increased at the rate of 9%
per annum compounded annually through March 31, 1998 and 1997, respectively. The closing price for a share of Common Stock was $25-1/4 on December 31, 1996 and $20-5/8 on December 29, 1995 as
reported by the New York Stock Exchange and $16-11/16 on December
30, 1994 as reported by Nasdaq.

(2)	The SARs entitle the recipient to receive by April 30, 1999, 1998 and 1997 cash payments for each SAR equal to the average of the high and low price for a share of Common Stock for the three months ending March 31, 1999, 1998 and 1997 plus all dividend distributions, less the base price of each SAR. The value of SARs was therefore not currently determinable at December 31, 1996.

	The following table contains information concerning certain long-term incentive awards granted in the form of book value awards ("BVAs") under the Management Incentive Plan to the Chief Executive Officer and the other named executive officers during fiscal 1996:

Long-Term Incentive Plan - Book Value Awards (1)


Estimated

future payouts

under non-stock
					Number of
	price-based plans
	Name				rights(2)		Maturity date
Target(3)
Arthur Remillard, Jr.		 68,850		April 30, 1999
$203,108

Gerald Fels				 35,828		April 30, 1999
105,693

Arthur J. Remillard, III	 20,534		April 30, 1999
60,575

David H. Cochrane			 17,166		April 30, 1999
50,640

Joyce B. Virostek			 16,003		April 30, 1999
47,209



(1)	See "Compensation Committee Report" for additional information regarding the Company's current incentive compensation program, consisting of tandem SAR and BVA grants under the Company's
Management Incentive Plan.

(2)	During 1996, the Company granted BVAs which entitle the recipient to receive by April 30, 1999, a cash payment for each BVA equal to the book value of a share of Common Stock on December 31, 1998, less the base price of such BVA. The base price for the 1996 BVAs ($19.37) is the book value of a share of Common Stock on December
31, 1995 ($14.96), increased at the rate of 9% per annum compounded annually through December 31, 1998. The book value of a share of Common Stock is increased for all cash dividends and the fair market value of all distributions of property made by the Company which the recipient would have been entitled to receive had he or she owned shares of Common Stock equal to the number of BVAs held by him or her from the date of grant until the expiration date. It is a condition to the receipt of any payment that may be due under a BVA that the participant has been in the continuous employ of the Company through April 30, 1999, unless such employment shall have terminated due to the participant's death or for any reason approved by the Board of Directors of the Company. Payments under the BVAs are accelerated in the event of the sale of the Company.

(3)	Future payouts, if any, under the BVAs are tied to increases in the book value of a share of Common Stock and other factors.
Therefore, it is not possible to determine the targeted future payouts. The amounts set forth in this column are the amounts that would be paid if the book value of a share of the Common
Stock of the Company plus dividends increased by $2.52 in each of the years ended 1997 and 1998. This amount represents an average of net earnings per weighted average common share for 1994, 1995 and 1996 exclusive of the after-tax impact of realized gains.
Although realized gains or losses and changes in unrealized gains or losses are included in the calculation of book value, these items have been excluded due to the uncertainty of their re-occurrence and, therefore, the impact on the Company's future book value. There can be no assurance that the Company's performance will continue with the same or similar trends. Also, there can be no assurance as to the changes in the unrealized gains or losses in the future.

COMPENSATION COMMITTEE REPORT

1996

	The Compensation Committee (the "Committee") is responsible for recommending to the Board of Directors the establishment of policies which govern both annual compensation and the incentive compensation plan for the chief executive officer and other officers of the Company.

	The Committee meets each year to review base compensation and incentive compensation plans and make appropriate recommendations to the Board of Directors for implementation.

	The Company's compensation program is designed to reward executives for strategic management and enhancement of stockholder value, and is highly leveraged on the basis of performance. In general, the same compensation policies are applied to the chief executive officer and to all of the other executive officers of the Company.

	Prior to the Management Incentive Plan adopted by the stockholders in 1994, incentive compensation was based on BVAs. The Company paid more incentive compensation with good performance, as measured by the growth in the book value of the Company and paid less incentive compensation, or no incentive compensation, if the Company's book value had not achieved targeted annual growth. As can be seen from the Summary Compensation Table, the Company has made significant incentive compensation payments because the Company's book value grew over the last several years. Approximately 57.7% of total compensation paid to the chief executive officer during 1996 was performance related. Approximately 52.1% of total executive compensation paid during 1996 to the other named executive officers, except for the chief executive officer, was performance related as further explained below. The timing of advance payments for BVAs paid in 1995 affected the comparison between 1994 and 1995 compensation.

	The potential for Incentive compensation was provided during 1994, 1995 and 1996 through the use of a "Book Value and Market Value Rights Program" (the "Program"). Since 1994, performance for purposes of the program has been measured by a combination of the increase in the market value of a share of the Company's stock through the use of SARs, and the increase in the book value of the Company's stock, through the use of BVAs. The BVAs and SARs granted for 1996 were determined by dividing the base compensation of each officer by the Company's book value of $14.96 at December 31, 1995. The number of BVAs was then weighted by a factor of two. The number of SARs was weighted by a factor ranging from one to five, based on the officer's relative level of responsibility and potential to affect the Company's overall performance under a formula determined by the Compensation Committee. No advance payments have been made for the SARs or BVAs granted in 1994, 1995 or 1996.

	The Committee reviews and determines the targeted minimum increase in book value and market value for purposes of the Program. Awards made under the Program in 1996, under the book value part of the calculation, provide that no incentive compensation will be payable unless the book value of the Company's Common Stock at December 31, 1998, plus the value of dividends paid on the Common Stock between that date and December 31, 1995, exceeds $19.37, which represents an approximately 29.5% increase from the Company's book value per share of $14.96 at December 31, 1995. The minimum growth in the book value of the Common Stock required for the 1996 BVAs equates to a compounded annual rate of growth of 9.0% from $14.96. For the 1995 BVAs, the targeted compounded annual growth rate was 11.0%, or 36.8% for the three-year period. For the 1996 BVAs, the Committee recommended the 9.0% growth rate to the Board as being more in line with Massachusetts insurance industry experience. Under the market value part of the calculation for the 1996 Program, incentive compensation will be payable if the average of the daily high and low market prices for the Common Stock for the three-month period ending
March 31, 1999, plus dividends paid on the Common Stock between that date and March 31, 1996, exceeds $22.61. The $22.61 benchmark represents an approximately 15.8% increase from $19.53, the average of the daily high and low market prices for the Common Stock for the three-month period ended March 31, 1996. The minimum growth in the market value of Common Stock required for the 1996 SARs equates to a compounded annual rate of growth of 5.0% from $19.53. SARs granted in 1995 were granted at a 9.0% compounded annual rate. For the 1996 SARs, the Committee recommended the 5.0% growth rate to the Board as being more in line with the Massachusetts insurance marketplace. No advance payments of incentive compensation are contemplated in the SAR or BVA portions of the Program.

	The Company historically has not paid bonuses or maintained a stock option plan. The Company does maintain, however, an Employee Stock Ownership Plan. See "Executive Compensation and Other
Transactions".

	Base salary for all officers other than the chief executive officer is recommended by the Company's management and reviewed and approved by the Committee. The 1996 base salaries for the Company's executive officers, other than the chief executive officer, increased on the average approximately 6.6% from 1995 base salaries. These increases were primarily intended to reflect increases in the cost of living and job performance during 1995. The Committee established the chief executive officer's base salary for 1996, an approximate 6.0% increase, after taking into account increases in the cost of living and the chief executive officer's job performance during 1995. Company management and the Committee review industry salary surveys when establishing base salaries for all officers.

	The Committee will continue during 1997 to carefully consider officer compensation in relation to the Company's performance compared to that of industry performance levels for comparable companies and the performance history of the Company itself.


								Respectively submitted,

								Joseph A. Borski, Jr.,
Chairman
								Raymond J. Lauring
								John W. Spillane

COMMON STOCK PERFORMANCE

	The graph below compares the cumulative total stockholder return on the shares of Common Stock of the Company for the last five years with the cumulative total return of the New York Stock Exchange Index and a group of six peer property and casualty insurance companies. The peer group consists of Baldwin & Lyons, Inc., W.R. Berkley, Mercury General Corporation, Progressive Insurance Group, Selective Insurance Group, Inc. and Twentieth Century Industries.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG THE
COMMERCE
GROUP, INC., PROPERTY AND CASUALTY INSURANCE PEER GROUP AND
THE NEW YORK STOCK EXCHANGE INDEX.



	The line graph, appearing on Page 14, compares the yearly percentage change in the Company's cumulative total shareholder return on common stock with that of a peer issuer and of a broad equity market index where the Company trades their equity securities. The X-axis lists the "measurement period" of the last five fiscal years beginning with December 31, 1991 and ending with December 31, 1996. The Y-axis lists the dollar values starting with $0 and ending with $600 representing cumulative total return. The information in the subsequent paragraph is the data plotted along the graph.





























               		      12/31/91  12/31/92  12/31/93  12/31/94
12/31/95  12/31/96
The Commerce Group, Inc.	  $100      $150      $489      $374
$467      $588
Property and Casualty Peer
  Group                          100       154       179       143
214       252
New York Stock Exchange Index    100       105       119       117
151       182

	This line graph assumes an investment of $100 in the Company's Common Stock, the New York Stock Exchange Index and the group of six peer property and casualty insurance companies on December 31, 1991 and reinvestment of all dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

	David R. Grenon, a director of the Company, is the former President and principal owner of The Protector Group Insurance Agency, Inc., ("Protector Group"), one of the Company's independent insurance agencies. Mr. Grenon sold his ownership interest in that agency in 1994, although he remains associated with it under an employment/consulting agreement and serves as Chairman of an Advisory Board. He also continues to receive payments under non-competition and loan agreements. Mr. Grenon receives no direct or indirect compensation based on the commissions paid to Protector Group by the Company. In 1996, Protector Group received from the Company commissions of $906,361, in the aggregate, for policies written. The Company also purchased certain insurance coverages through Protector Group and paid premiums for these policies of $359,949 in 1996.

	During 1995, the Company insured a mortgage note in the principal amount of $28,750,000 issued by a corporation to a bank. Henry J. Camosse and Raymond J. Lauring, directors of the Company, were, with others, guarantors of this note. The Company's liability under this insurance policy, which expired on October 15, 1995, was $12,000,000.
For this insurance, the Company received a premium of $1,080,000 in 1992.

	Mr. Remillard, Jr. spends considerable time in Boston, Massachusetts in furtherance of the Company's business interests and, because of this, the Company provides office and part-time living accommodations to him at a condominium owned by the Company in Boston and the use, for business purposes, of an automobile owned by the Company. The Company believes the non-business connected economic benefit (if any) to Mr. Remillard, Jr. to be minimal.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

	John W. Spillane, a director of the Company and a member of the Compensation Committee, serves as the Clerk of the Company. Mr.
Spillane has been counsel to the Company since its organization.

OTHER BUSINESS

	The Proxy confers discretionary authority with respect to any other business which may come before the Special Meeting. The Board knows of no other matters to be presented at the Special Meeting. The persons named in the Proxy will vote according to their best judgment if any matter not included in this Proxy Statement does properly come before the Special Meeting.

STOCKHOLDER PROPOSALS

	Any stockholder proposal intended to be presented at the 1998 Annual Meeting must be received at the Company's principal office by December 18, 1997 for inclusion in the Proxy Statement and form of Proxy related to that Meeting. The proposal must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

PROXY

THE COMMERCE GROUP, INC.
11 GORE ROAD (ROUTE 16)
WEBSTER, MASSACHUSETTS 01570

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



	The undersigned stockholder of The Commerce Group, Inc. hereby appoints Gerald Fels, Arthur J. Remillard, III and John W. Spillane (each with power to act without the other and with power of substitution) as proxies to represent the undersigned at the Special Meeting of the Common Stockholders of The Commerce Group, Inc. to be held at 9:00 a.m. on Friday, May 30, 1997 and at any adjournment thereof, with all the power the undersigned would possess if personally present, and to vote all shares of Common Stock of the Company which the undersigned may be entitled to vote at said Meeting, hereby revoking any proxy heretofore given.

	THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, IT IS THE INTENTION OF THE PROXIES TO VOTE FOR ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE.


CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE

DETACH HERE
DETACH HERE

	0	Please mark
		votes as in
		this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.

1.  Election of Directors

Nominees: Herman F. Becker, Joseph A. Borski, Jr., Eric G. Butler, Henry J. Camosse, Gerald Fels, David R. Grenon, Robert W. Harris, Robert
S. Howland, John J. Kunkel, Raymond J. Lauring, Roger E. Lavoie, Normand
R. Marois, Suryakant M. Patel, Arthur J. Remillard, Jr., Arthur J. Remillard, III, Regan P. Remillard, Antranig Sahagian, Gurbachan Singh and John W. Spillane.

	FOR 			WITHHELD
0	ALL		0	FROM ALL
    NOMINEES		NOMINEES
For except vote withheld from the following nominees:


							 MARK HERE
	MARK HERE
							FOR ADDRESS	0
	IF YOU PLAN 0
							 CHANGE AND
	TO ATTEND
							NOTE AT LEFT
	THE MEETING.


Please sign exactly as your name appears on this proxy card and return promptly in the envelope provided. When signing as attorney, executor, trustee or guardian, please give your full title.




Signature				  Date:	  Signature:
	  Date: